Consent of Independent Accountants

            We consent to the incorporation by reference in this Registration
Statement of ADT Limited on Form S-3 (File No. 333-           ) of our report
dated February 29, 1996, on our audits of the consolidated financial statements and the consolidated financial statement schedules of ADT Limited as at December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand
Hamilton, Bermuda
February 7, 1997